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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated July 27, 2001 to the consolidated financial statements and financial statement schedule of Harris Interactive Inc., which appear in Harris Interactive Inc.'s Annual Report on Form 10-K for the year ended June 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
    --------------------------------
PricewaterhouseCoopers LLP
Rochester, New York
November 19, 2001